UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 1, 2016
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd.,
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

(410) 970-7800
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Certain Agreements with Mr. Loudermilk

GSE Systems, Inc. (the "Company") and Kyle J. Loudermilk previously entered into an Employment Agreement, dated July 1, 2015 (the "Agreement"), and a Restricted Share Unit Agreement, dated July 1, 2015 (the "Original Grant"), in connection with Mr. Loudermilk's employment as the Chief Executive Officer and President of the Company, effective on August 3, 2015. Pursuant to the terms of the Agreement and the Original Grant, Mr. Loudermilk was granted 850,000 performance-restricted stock units ("RSUs") upon signing of the Agreement. The Original Grant provides that the RSUs are payable in shares of the Company's common stock, subject to vesting based on the volume weighted average price ("VWAP") of the Company's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT.

The Company and Mr. Loudermilk have agreed to amend the Agreement and the Original Grant in order to cancel 450,000 RSUs granted to Mr. Loudermilk in exchange for the grant of certain new RSUs descried below, and to change the time period during which the VWAP target must be attained for the RSUs to vest from a 90 to a 30 consecutive trading day period. These amendments were made at the request of the board of directors to observe a more conservative approach with regard to the annual, per person award limit described in the Company's 1995 Long-Term Incentive Plan, and by the Compensation Committee of the board of directors to better align the incentive compensation with the desired performance criteria. The Amendment to Employment Agreement, dated July 1, 2016 (the "Agreement Amendment"), between the Company and Mr. Loudermilk changes the number of RSUs granted to Mr. Loudermilk during the fiscal year ended December 31, 2015 from 850,000 to 400,000 RSUs. The Amendment to Restricted Share Unit Agreement, dated July 1, 2016 (the "Grant Amendment"), between the Company and Mr. Loudermilk provides that the 400,000 RSUs will vest as follows:

If 30 Consecutive Day VWAP is…	the following number of RSUs will vest
$2.50	200,000
$3.25	200,000

Except as otherwise described herein, all other provisions of the Agreement and the Original Grant remain in full force and effect. A copy of the Agreement Amendment is attached hereto as Exhibit 99.1 and a copy of the Grant Amendment is attached hereto as Exhibit 99.2, and each is incorporated herein by reference. The foregoing summaries of the Agreement Amendment and the Grant Amendment do not purport to be complete and are qualified in their entirety by reference to the attached Agreement Amendment and the Grant Amendment.

New Restricted Share Unit Agreements with Mr. Loudermilk

The Company and Mr. Loudermilk then entered into two new Restricted Share Unit Agreements to place Mr. Loudermilk and the Company in a financial position substantially similar to the Original Grant. The Restricted Share Unit Agreement (Cash Award), dated July 1, 2016 (the "Cash Award Grant"), between the Company and Mr. Loudermilk awards Mr. Loudermilk 180,000 RSUs that will vest if the VWAP of the Company's common stock as quoted on the NYSE MKT exceeds $6.00 for a 30 consecutive trading day period. Each RSU granted under the Cash Award Grant represents the right to receive a cash payment in an amount equal to the fair market value of one share of the Company's Common Stock. The Restricted Share Unit Agreement (Common Stock Award), dated July 1, 2016 (the "Stock Award Grant"), between the Company and Mr. Loudermilk awards Mr. Loudermilk 270,000 RSUs, payable in shares of the Company's common stock, that will vest as follows:

If 30 Consecutive Day VWAP is…	the following number of RSUs will vest
$4.25	200,000
$6.00	70,000

Under both the Cash Award Grant and the Stock Award Grant, any unvested RSUs will expire on June 30, 2021. In addition, any unvested RSUs will terminate upon termination of Mr. Loudermilk's employment, except as follows:

If employment is terminated other than due to death, Disability, Cause or Good Reason (as defined below) within the following dates…	the indicated percentage of then unvested RSUs will vest as stated below:
Before June 30, 2016	75%
On or after June 30, 2016, but before June 30, 2017	65%
On or before June 30, 2018	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%

As defined in the Agreement, termination for "Disability" may occur upon 30 days' prior written notice if Mr. Loudermilk has been unable to perform his duties on a full-time basis for 3 consecutive months or for 180 days in any 12 month period due to physical or mental illness. Termination for "Cause" includes: willful and continued failure by Mr. Loudermilk to perform his duties (other than as a result of disability) after 30 days' written notice and opportunity to cure; his willful engaging in misconduct that has a materially adverse effect on the Company's business or prospects; his felony conviction or plea of no contest to a crime involving moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Agreement. Mr. Loudermilk may terminate his employment for "Good Reason" if: his duties, responsibilities or authority are materially reduced without his consent; his base salary or bonus are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or the Company materially breaches the Agreement. In addition, he may treat the Company's election not to allow the term of the Agreement to automatically extend as "Good Reason" to terminate the Agreement.

Further, if the Company undergoes a "Change of Control" either by (i) reason of a change in the majority ownership of the Company's voting stock following which Mr. Loudermilk terminates his employment for Good Reason, or (ii) by reason of the approval by the Company's stockholders of a liquidation, or fundamental transaction, then, in lieu of the vesting described above, Mr. Loudermilk's unvested RSU's will vest as follows:

If the Change of Control occurs within the following dates…	the indicated percentage of then unvested RSUs will vest as stated below:
Prior to June 30, 2018	100%
On or after June 30, 2018	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%
On or after June 30, 2018	If VWAP is less than or equal to$2.50 for the ten trading day period ending immediately prior to the date of termination, 0%

A copy of the Cash Award Grant is attached hereto as Exhibit 99.3 and a copy of the Stock Award Grant is attached hereto as Exhibit 99.4, and each is incorporated herein by reference. The foregoing summaries of the Cash Award Grant and the Stock Award Grant do not purport to be complete and are qualified in their entirety by reference to the attached Cash Award Grant and the Stock Award Grant.

Amendments to Restricted Share Unit Agreements with Other Employees

In addition to the Grant Amendment with Mr. Loudermilk, the Company agreed to enter into an Amendment to Restricted Share Unit Agreement with thirty-nine employees (collectively, the "Employees") that the Company had previously awarded RSUs to under Restricted Share Unit Agreements (collectively, the "Employee Original Grants"). Each of the Employee Original Grants provides that the RSUs are payable in shares of the Company's common stock, subject to vesting based on the VWAP of the Company's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT.

The Company has authorized an amendment to the Employee Original Grants in order to reduce the time period during which the VWAP target must be attained for the RSUs to vest. The Amendment to Restricted Share Unit Agreement, effective July 1, 2016 (the "Employee Grant Amendment"), that the Company has authorized changes the time period from a 90 to a 30 consecutive trading day period. All other provisions of the Employee Original Grants will remain in full force and effect. Copies of the Employee Grant Amendments between the Company and Christopher D. Sorrells, Jeffery G. Hough and Gill R. Grady are attached hereto as Exhibits 99.5, 99.6 and 99.7, respectively, and the form of the Employee Grant Amendment with the remaining thirty-six Employees is attached hereto as Exhibit 99.8, and each is incorporated herein by reference. The foregoing summary of each of the Employee Grant Amendments does not purport to be complete and is qualified in its entirety by reference to each of the attached Employee Grant Amendments.

Item 9.01.	Financial Statements and Exhibits.
99.1	Amendment to Employment Agreement, dated July 1, 2016, between GSE Systems, Inc. and Kyle J. Loudermilk
99.2	Amendment to Restricted Share Unit Agreement, dated July 1, 2016, between GSE Systems, Inc. and Kyle J. Loudermilk
99.3	Restricted Share Unit Agreement (Cash Award), dated July 1, 2016, between GSE Systems, Inc. and Kyle J. Loudermilk
99.4	Restricted Share Unit Agreement (Common Stock Award), dated July 1, 2016, between GSE Systems, Inc. and Kyle Loudermilk
99.5	Amendment to Restricted Share Unit Agreement, dated July 1, 2016, between GSE Systems, Inc. and Christopher D. Sorrells
99.6	Amendment to Restricted Share Unit Agreement, dated July 1, 2016, between GSE Systems, Inc. and Jeffery G. Hough
99.7	Amendment to Restricted Share Unit Agreement, dated July 1, 2016, between GSE Systems, Inc. and Gill R. Grady
99.8	Form of Amendment to Restricted Share Unit Agreement, dated July 1, 2016

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer

Date: July 1, 2016